UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2026

Park Dental Partners, Inc.

(Exact Name of Registrant as Specified in its Charter)

Minnesota	001-42967	93-2020683
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

2200 County Road C West, Suite 2210

Roseville, Minnesota 55113

(Address of Principal Executive Offices) (Zip Code)

(651) 633-0500

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PARK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

On August 7, 2026, Park Dental Partners, Inc. (the “Company”) entered into a Transaction Agreement (the “Transaction Agreement”) with Ryan & Associates LLP, a North Carolina limited liability partnership (the “Dental Services Organization”), Ryan, James, Wiles, Patel, and Olsen, D.D.S., PLLC, a North Carolina professional limited liability company (the “Seller”), Ryan, James, Wiles, Patel & Olsen LLP, a North Carolina limited liability partnership doing business as Village Family Dental (“Old VFD”), Ryan, James & Associates LLP, a North Carolina limited liability partnership (“Clinical Sub”), and Anuj James, D.D.S., Jordan Olsen, D.D.S., Mit Patel, D.D.S., Bradley Ryan, D.D.S., and Grant Wiles, D.D.S. (collectively, the “Beneficial Owners”).

Pursuant to the Transaction Agreement, the Company has agreed to acquire the dental services organization supporting Village Family Dental and to affiliate with the Village Family Dental professional practices through the management-services structure contemplated by the Transaction Agreement (the “Proposed Transaction”). At the closing of the Proposed Transaction (the “Closing”), the Company will acquire, directly or indirectly, all of the economic, voting and governance interests in the Dental Services Organization, not including any non-economic professional interests required by applicable law. The Dental Services Organization will provide management and administrative support to the Village Family Dental professional practices. Old VFD and Clinical Sub will remain separate professional entities and will continue, to the extent applicable, to provide clinical dental services through licensed dentists. Neither the Company nor the Dental Services Organization will direct, control or supervise clinical, professional or patient-care decisions, which will remain the responsibility of licensed dentists exercising their professional judgment.

The Proposed Transaction includes (i) the Company’s purchase from the Seller and Mit B. Patel, D.D.S. of the portion of the equity interests in the Dental Services Organization designated as the “Purchased DSO Equity” for cash consideration and potential earnout consideration and (ii) the Seller’s contribution to the Company of the portion of the equity interests in the Dental Services Organization designated as the “Rollover DSO Equity” in exchange for restricted shares of the Company’s common stock. Together, the Purchased DSO Equity and the Rollover DSO Equity are intended to constitute all of the economic, voting and governance interests in the Dental Services Organization, subject to any non-economic professional interests required by applicable law.

The Transaction Agreement provides for base consideration of $39.1 million, including 474,535 restricted shares of the Company’s common stock, valued at $9.2 million, to be issued in connection with the rollover. The remaining base consideration is payable in cash, subject to customary adjustments for working capital, cash, indebtedness, transaction costs and escrows. The Seller may also become entitled to receive up to $4.6 million of contingent consideration based on EBITDA performance over two measurement periods and up to $2.3 million of employment-contingent consideration over five annual periods. Accordingly, the potential aggregate consideration has a range of $39.1 million to up to $46.0 million.

The Proposed Transaction is expected to close in 2026, subject to satisfaction or waiver of customary closing conditions and the other conditions specified in the Transaction Agreement, including receipt of required approvals and consents and completion of specified pre-closing steps. The Transaction Agreement may be terminated if, among other circumstances, the Transactions have not been consummated within 120 days after August 7, 2026, subject to specified limitations. There can be no assurance that the closing conditions will be satisfied or that the Proposed Transaction will be completed on the anticipated timetable or at all.

The Transaction Agreement contains customary representations and warranties, covenants, closing conditions, termination rights and indemnification provisions. The foregoing description of the Transaction Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Transaction Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Transaction Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or the other parties to the Transaction Agreement. The representations, warranties and covenants contained in the Transaction Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Transaction Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures exchanged among the parties in connection with the execution of the Transaction Agreement; and may be subject to standards of materiality that differ from those applicable to investors. Investors should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any other party to the Transaction Agreement.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 regarding the issuance of the Closing Buyer Shares is incorporated herein by reference. At the Closing, the Company will issue 474,535 shares of its common stock to the Seller in exchange for the Rollover DSO Equity. The Company intends to rely on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Regulation D.

Item 7.01. Regulation FD Disclosure.

On August 10, 2026, the Company issued a press release announcing its entry into the Transaction Agreement and the Proposed Transaction with Village Family Dental. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1	Transaction Agreement, dated as of August 7, 2026, by and among Park Dental Partners, Inc., Ryan & Associates LLP, Ryan, James, Wiles, Patel, and Olsen, D.D.S., PLLC, Ryan, James, Wiles, Patel & Olsen LLP, Ryan, James & Associates LLP and the beneficial owners named therein.*†
99.1	Press Release issued by Park Dental Partners, Inc., dated August 10, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

† Certain information in this exhibit has been omitted pursuant to Item 601(b)(2)(ii) of Regulation S-K because the omitted information: (i) is not material; and (ii) is the type of information the registrant customarily and actually treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 10, 2026	PARK DENTAL PARTNERS, INC.

	By:	/s/ Christopher J. Bernander
Name: Christopher J. Bernander
Title: Chief Financial Officer